Exhibit 10.5

SUMMARY OF COMPENSATION FOR
THE BOARD OF TRUSTEES OF
RPT REALTY

The following table sets forth the compensation program for non-employee Trustees:

Annual cash retainer (1)		$40,000
Additional cash retainer:
	Chairman	100,000
	Audit Committee chair	25,000
	Compensation Committee chair	10,000
	Nominating and Governance Committee chair	10,000
	Executive Committee chair	5,000
	Executive Committee members	—

Annual equity retainer (value of restricted shares) (2)		90,000

(1)	The annual cash retainer is equal to $130,000 less the grant date fair value, which approximates $90,000, of the restricted shares granted in the applicable year.

(2)
Grants are made under the Trust's 2012 LTIP. The restricted shares vest over one year. The grant is made on July 1st or, if not a business day, the business day prior to July 1st. During 2018, 6,813 shares were granted to each Trustee that was in service as of the July 1st date. Trustees appointed subsequent to July 1st received prorated awards of 5,131 and 3,565 shares, respectively.

The Trust also reimburses all Trustees for all expenses incurred in connection with attending any meetings or performing their duties as Trustees.